Exhibit 99.1

EDOC Acquisition Corp. Confirms Funding to

Extend Period to Consummate Initial Business Combination

Victor, NY, November 15, 2021 (GLOBE NEWSWIRE) – EDOC Acquisition Corp. (NASDAQ: ADOC) (the “Company”), announced today that an aggregate of $900,000 (the “Extension Payment”) has been deposited into the Company’s trust account for its public shareholders, representing $0.10 per public share, which enables the Company to extend the period of time it has to consummate its initial business combination by three months from November 12, 2021 to February 12, 2022 (the “Extension”). The Extension is the first of up to two three-month extensions permitted under the Company’s governing documents.

American Physicians LLC, a Delaware limited liability company (the “Sponsor”), loaned the Extension Payment to the Company, which loan is convertible, at the Sponsor’s discretion, into units identical to the units issued in the Company’s private placement that was consummated in connection with the Company’s initial public offering.

About EDOC Acquisition Corp.

EDOC Acquisition Corp. is a blank check company organized for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization, or other similar business combination with one or more businesses or entities. It intends to focus on businesses primarily operating in the healthcare sector in North America and Asia-Pacific.

Cautionary Note Regarding Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission (“SEC”). All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Edoc Acquisition Corp.

7612 Main Street Fishers

Suite 200

Victor, NY 14564

Attention: Kevin Chen